Exhibit 10.36

NOVOSTE CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), is dated as of October 16, 2002, by and between NOVOSTE CORPORATION, a Florida corporation (the “Company”), and Alfred J. Novak (the “Optionee”), pursuant to the Company’s 2002 Chief Executive Officer Stock Option Plan (the “Plan”).

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

1.        Grant of Option.

The Company hereby grants to Optionee, effective as of the date set forth above (the “Grant Date”), the right and option (hereinafter called the “Option”) to purchase up to an aggregate of 300,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a price of $4.20 per share, on the terms and conditions set forth in this Agreement and in the Plan. This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option shall terminate at the close of business on the day ten (10) years from the Grant Date, or such shorter period as is prescribed herein. Optionee shall not have any of the rights of a shareholder with respect to the shares of Common Stock subject to the Option until such shares shall be issued to Optionee upon the proper exercise of the Option.

2.        Duration and Exercisability.

(a)       Subject to the terms and conditions set forth herein, this Option shall become exercisable on October 16, 2007, except that portions of the Option may become exercisable before October 16, 2007 under the following circumstances:

(i)        the Option to purchase 100,000 shares of Common Stock shall become exercisable at such time as the Closing Sale Price of the Common Stock equals or exceeds $8.00 per share for twenty (20) out of thirty (30) consecutive Trading Days;

(ii)       the Option to purchase an additional 100,000 shares of Common Stock shall become exercisable at such time as the Closing Sale Price of the Common Stock equals or exceeds $12.00 per share for twenty (20) out of thirty (30) consecutive Trading Days; and

(iii)     the Option to purchase the remaining 100,000 shares of Common Stock shall become exercisable at such time as the Closing Sale Price of the Common Stock equals or exceeds $15.00 per share for twenty (20) out of thirty (30) consecutive Trading Days.

For purposes of this Section 2(a), the “Closing Sale Price” of the Common Stock on any applicable day shall be the price per share listed by the Nasdaq Stock Market as the closing price of the Common Stock on such day as reported in The Wall Street Journal. A

“Trading Day” shall mean any day that the Nasdaq Stock Market is open for business and shares of the Common Stock are traded thereon.

The Optionee must be employed by the Company at such times set forth above in order for the corresponding portion of the Option to become exercisable. Once the Option becomes exercisable as described above, the Option shall remain exercisable until the Option expires pursuant to Section 1 or terminates pursuant to Section 3 or Section 4.

(b)       In the event of a Change of Control (as defined herein), the portions of the Option that have not otherwise become exercisable shall become exercisable as set forth in Sections 2(a)(i), (ii) or (iii), if either (A) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the Change of Control, or if such day is not a Trading Day then the first Trading Day thereafter, or (B) the fair market value of the consideration to be provided for each share of Common Stock in the transaction constituting the Change of Control, equals or exceeds the share price set forth in Sections 2(a)(i), (ii) or (iii), whether or not such share price has been at the applicable level for twenty (20) days of thirty (30) consecutive Trading Days prior to the Change of Control. A “Change of Control” shall mean:

(i)        the sale or other disposition to a person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company’s assets;

(ii)       any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group (as defined in Rule 13d-5 of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(iii)     the Continuing Directors cease to constitute a majority of the Company’s Board of Directors; or

(iv)     the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

For purposes of clauses (iii) and (iv) above, “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (1) was a member of the Board of Directors on the date of this Agreement as first written above or (2) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this paragraph, “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of common stock organized, appointed or established for, or pursuant to the terms of, any such plan; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

(c)       During the lifetime of Optionee, the Option shall be exercisable only by Optionee or Optionee’s agent pursuant to a Rule 10b5-1 Plan and shall not be assignable or transferable by Optionee, other than as provided for in accordance with the provisions of Section 4(c) of this Agreement or to a Family Member. A “Rule 10b5-1 Plan” shall mean a trading plan adopted by a person or an entity that is intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation. A “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household, (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or employee) control the management assets, and any other entity in which these persons (or employee) own more than fifty percent of the voting interests.

3.        Adjustment of Shares.

(a)       The exercise price and the number of shares purchasable upon exercise of the Options may be adjusted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) in accordance with Section 4(c) of the Plan upon the occurrence of certain corporate actions that may affect the Common Stock.

(b)       In the event that the Company is a party to a merger or consolidation, the Option shall be subject to the agreement of merger or consolidation. Subject to Section 2(b), such agreement, without the Optionee’s consent, may provide for:

(i)        The continuation of the Option by the Company (if the Company is the surviving corporation);

(ii)       The assumption of the Plan and the Option by the surviving corporation or its parent;

(iii)     The substitution by the surviving corporation or its parent of options with substantially the same terms for the Option as contemplated by Section 4(c) of the Plan; or

(iv)     The cancellation of the Option provided that the Optionee shall have the right immediately prior to such merger or consolidation to exercise the Option in whole or in part, whether or not the Optionee’s right to exercise the Option has otherwise vested pursuant to Section 2 of this Agreement.

4.        Effect of Termination of Employment.

(a)       In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than termination for cause (as defined in Section 4(b) hereof) or Optionee’s death or disability (as such term is defined in Section 4(c) hereof), Optionee shall have the right to exercise the Option at any time within six (6) months after such termination of employment to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of termination; provided, however, that this Option shall not be exercisable after the expiration of the term of the Option if earlier.

(b)       In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, upon termination for cause, the Option shall be terminated as of the date of the act giving rise to such termination. Termination for “cause” shall have the meaning ascribed to such term in that certain Letter of Employment Agreement, dated October 8, 2002, between the Optionee and the Company.

(c)       If Optionee shall die while this Option is still exercisable according to its terms, or if Optionee’s employment with the Company is terminated because Optionee has become disabled (within the meaning of Code Section 22(e)(3)) while this Option is still exercisable according to its terms, and Optionee shall not have fully exercised the Option, such Option may be exercised at any time within twelve (12) months after Optionee’s death or date of termination of employment by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the Option on the date of Optionee’s death, the date of termination of Optionee’s employment with the Company, if earlier, or the date of termination of Optionee’s employment with the Company for such disability, and subject in all cases to the condition that no Option shall be exercisable after the expiration of the term of the Option.

5.        Manner of Exercise.

(a)       The Option may be exercised only by Optionee or other proper party, as provided herein, by delivering within the period during which the Option is exercisable hereunder written notice to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and be accompanied by payment in full of the Option price for all shares designated in the notice.

(b)       Optionee may pay the Option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Compensation Committee (i) by delivering to the Company for cancellation shares of Common Stock with a fair market value as of the date of exercise equal to the exercise price of the Option or the portion thereof being paid by tendering such shares; provided, however, no Shares may be surrendered in payment of the exercise price if acquired by the Participant from the Company within six months of the date of the current exercise or (ii) by delivering to the Company a combination of cash and Common Stock with an aggregate fair market value equal to the exercise price of the Option. Any broker-assisted cashless exercise by the Optionee of the Option shall be performed in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and approved by the Compensation Committee. For these purposes, the fair market value of the shares of Common Stock, as of any date, shall be as reasonably determined by the Compensation Committee pursuant to the Plan.

6.        Notices.

All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

if to the Company, to:

Attention: Corporate Secretary
Novoste Corporation
3890 Steve Reynolds Boulevard
Norcross, Georgia 30093

if to the Optionee, to:

Alfred J. Novak
9375 S.W. 60th Avenue
Miami, Florida 33156

All such notices, advances, and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.

7.        Miscellaneous.

(a)       This Option is issued pursuant to the Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

(b)       This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a stockholder with respect to shares subject to this Option until such shares shall have been issued to Optionee upon exercise of this Option.

(c)       The exercise of all or any part of this Option shall only be effective at such time as the sale of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. If the Committee administering the Plan determines that such conditions have not been met at the time the Option is otherwise properly exercised, the Company may either (i) defer effectiveness of the exercise (with notice to Employee) until such reasonable date as the conditions have been met, or (ii) refund or return to Employee the consideration given to the Company for the exercise, with an explanation that the exercise cannot then be given effect.

(d)       The Company shall at all times during the term of the Option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e)       No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(f)       The Optionee shall take whatever additional actions and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement. The certificates for shares issued upon exercise of the Option may bear legends and notices of transfer restrictions as the Committee administering the Plan deems appropriate in the circumstances.

(g)       This Agreement shall be governed by and construed in accordance with, the laws of the State of Florida, without regard to choice law provisions thereof.

(h)       This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(i)        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

(j)        In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. With the Company’s concurrence, Optionee may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this Option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock (other than the shares issuable upon exercise of such Option or acquired from the Company within six months prior to the current exercise of such Option) with a fair market value equal to such taxes, in accordance with such rules.

(k)       This Agreement does not obligate the Company to register the Option or the shares subject to the Option under applicable securities laws, to maintain any such registration or to list such shares on any securities exchange.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement as of the date set forth above.

No. of Shares Subject to Option: 300,000
Exercise Price per Share: $4.20
Date of Grant: October 16, 2002

NOVOSTE CORPORATION
By:

Name:
Title:

Alfred J. Novak